UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2021

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices)     (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - without par value	SRCE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2021, the Board of Directors of 1st Source Corporation (the “Company”) promoted Brett A. Bauer to the positions of Senior Vice President, Chief Financial Officer, Treasurer and principal accounting officer of the Company and the Company’s subsidiary, 1st Source Bank (the “Bank”). Mr. Bauer, who is 49, has served as Vice President and Chief Investment Officer of the Funds Management Division of the Bank since the end of 2012. In November of 2016, he was named Senior Vice President of the Bank. Mr. Bauer does not have any family relationship with any member of the Company’s Board of Directors or any of the Company’s executive officers. Mr. Bauer and members of his immediate family are customers of and have had banking relationships with the Bank in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that Mr. Bauer will enter into an agreement with substantially the same terms as other executive officer employment agreements.

A copy of the Press Release is included as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit 99.1:    Press release issued by 1st Source Corporation on July 28, 2021.

104        Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: July 28, 2021	/s/ ANDREA G. SHORT
Andrea G. Short
Executive Vice President